Exhibit 10.1
SECOND SUPPLEMENTAL INDENTURE
     This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of October 25, 2002, by and among Ziff Davis Media Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 12, 2002, providing for the initial issuance of an aggregate principal amount of up to approximately $90.3 million of Senior Subordinated Compounding Notes due 2009 (the “Notes”);
     WHEREAS, the Indenture provides that in the event of any ambiguity, defect or inconsistency in the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture; and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Company the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.	Amendment and Restatement of Section 2.01. Section 2.01 of the Indenture shall be amended in its entirety and restated to read as follows:
“Section 2.01 Form and Dating
     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 or A-2 (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.”
3.	Amendment and Restatement of Section 2.02. Section 2.02 of the Indenture shall be amended in its entirety and restated to read as follows:
“Section 2.02 Execution and Authentication.
     One Officer shall sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee shall authenticate Initial Notes for original issue in an aggregate principal amount not to exceed $90,333,600 (other than as provided in Section 2.07) in one or more series upon a written order of the Company in the form of an Officers’ Certificate. Each such written order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.
     The Notes shall be issued initially only in fully registered form, without coupons. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.”

4.	Instruments to be Read Together. This Supplemental Indenture is an indenture supplement to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together. To the extent that the Notes conflict with or are inconsistent with the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.
5.	Confirmation. The Indenture, as amended and supplemented by this Supplemental Indenture, and the Notes issued thereunder are in all respects confirmed and preserved.
6.	Effectiveness. This Supplemental Indenture shall become effective immediately upon its execution in accordance with the provisions of Article IX of the Indenture
7.	Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act, the required provision shall control
8.	New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
9.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
10.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
11.	The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: October __, 2002

Ziff Davis Media Inc.

By:

Name:
Title:

Deutsche Bank Trust Company Americas, as Trustee

By:

Name:
Title:

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